Exhibit 99.1

NAPC Defense Announces Ticker Symbol Change to NAPD

CLEARWATER, Fla. - August 18, 2026 - NAPC Defense, Inc. (OTCID: NAPD) (“NAPC Defense” or “the Company”), a U.S.-licensed defense manufacturer with exclusive rights to produce and distribute the CornerShot® USA system, today announced the successful completion of its long-awaited ticker symbol change from BLIS to NAPD.

The new NAPD ticker symbol is scheduled to become active today, August 19, 2026, prior to the market open, marking an important milestone in the Company’s ongoing corporate and operational transformation.

After an extended effort to complete the change, NAPC Defense said the new symbol better reflects the Company’s identity, business focus and continued execution as a defense manufacturing company.

“We are extremely pleased to finally shed the BLIS ticker symbol, which was like a massive millstone that confused the market and did not reflect the Company we have built or the progress we are making. NAPD is our identity, our business, and our future, and we are very pleased to finally see that reflected in our market symbol. We believe this is a positive and important step as we continue building NAPC Defense and creating value for our shareholders,” said Kenny West, CEO of NAPC Defense.

The Company believes the transition from BLIS to NAPD will eliminate confusion associated with the former symbol and provide investors, customers and industry partners with a clearer connection between the Company and its NAPC Defense identity, as the new NAPC market symbol is aligned with its corporate name and defense-focused operations.

West added, “We are extremely grateful to Kris Schnee, who stayed all over this issue and helped keep it moving until it was completed. This is an important milestone for NAPC Defense, and we are excited about where the Company is headed. We remain highly focused on execution and are very happy with our results to date and increasingly confident in the opportunities ahead.”

The Company also announced, earlier today, that it published its latest 10-K report, which has the Company current on all of its filings, while providing investors with an updated look at NAPC Defense and its business.

Goodbye BLIS. Hello NAPD

With the ticker transition scheduled to take effect today, NAPC Defense views the change as another step in its broader effort to establish a clear corporate identity while continuing to execute on its defense manufacturing opportunities.

Shareholders do not need to take any action as a result of the ticker symbol change; their existing shares will automatically continue under the new NAPD symbol once the change becomes effective.

The Company published a strategic white paper that is available at:
https://napcdefense.com/wp-content/uploads/2026/05/NAPC-DEFENSE-WHITE-PAPER-27-May-2026.pdf

About NAPC Defense, Inc.

NAPC Defense, Inc. (OTCID: BLIS) is the primary subcontractor for its strategic partner Native American Pride Constructors, LLC, supporting a growing portfolio of U.S. government contracts that includes approximately $38.1 million in announced task orders and access to multi-billion-dollar Navy and Air Force IDIQ contract ceilings. In this role, NAPC Defense provides the operational team, infrastructure, and compliance framework to execute logistics, training, construction, sustainment, and mission-support programs worldwide, and is also a U.S.-licensed armament sales and production company with exclusive rights to manufacture and distribute the CornerShot USA weapons system, as well as to broker defense articles and munitions globally under applicable U.S. State Department and federal approvals.

To view NAPC Defense’s full white paper go to https://napcdefense.com/wp-content/uploads/2026/05/NAPC-DEFENSE-WHITE-PAPER-27-May-2026.pdf or the Company’s investor relations page at: https://napcdefense.com/investor-relations-3/. All financial projections contained in the white paper are preliminary, subject to change, and dependent on numerous operational, contractual, regulatory, and market factors.

For further information, please go to www.napcdefense.com

Forward-looking statements

This press release and statements by representatives of NAPC Defense, Inc. may include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward looking statements, including, but not limited to, statements regarding the Company’s plans, objectives, expectations, strategies, and future performance. These statements are based on current assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including those described in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission. NAPC Defense undertakes no obligation to update forward looking statements, except as required by law.

Investor and media contact

Media Inquiries and Demonstration Requests
Kenny West, Chief Executive Officer
NAPC Defense, Inc.
Phone 754 242 6272 ext. 713
info@napcdefense.com